UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 19, 2014, EarthLink Holdings Corp. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”) to its Amended and Restated Credit Agreement dated as of May 29, 2013 (as previously amended, the “Credit Agreement”) with the Guarantors party thereto, the Lenders party thereto and Regions Bank, as administrative and collateral agent.  The Credit Agreement provides for a $135 million senior secured credit facility, all of which is unutilized as of the date of this filing.

The primary purpose of the Amendment is to permit the Company to repurchase from cash on hand up to $30 million of its 8.875% senior notes due 2019 and/or its 7.375% senior secured notes due 2020 (collectively, the “Notes”) as long as such purchases otherwise comply with the terms of the Credit Agreement and the terms of the applicable indentures.  The Amendment also makes other form updates.

There are no assurances that the Company will repurchase any Notes.

The foregoing description of the Amendment does not purport to be complete; and the references to the Amendment are qualified in their entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 are incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

	By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President, Chief Financial Officer

Date: November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement